Exhibit 10.4

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”), effective as of January 1, 2003, between ONEOK, Inc., an Oklahoma corporation (the “Corporation”), and              (the “Indemnitee”).

WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director or officer of the Corporation;

WHEREAS, both the Corporation and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment;

WHEREAS, basic protection against undue risk of personal liability of directors and officers heretofore has been provided through insurance coverage providing reasonable protection at reasonable cost, and Indemnitee has relied on the availability of such coverage; but as a result of substantial changes in the marketplace for such insurance it has become increasingly more difficult to obtain such insurance on terms providing reasonable protection at reasonable cost;

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Corporation in an effective manner, the Corporation wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Corporation’s directors’ and officers’ liability insurance policies;

NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Corporation directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Certain Definitions:

(a)  A “Change in Control” shall mean the occurrence of any of the following during the term of this Agreement:

(1)  An acquisition (other than directly from the Corporation) of any voting securities of the Corporation (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding Shares or the combined voting power of the Corporation’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section (1)(a), Shares or

Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Corporation or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned or controlled, directly or indirectly, by the Corporation (for purposes of this definition, a “Related Entity”), (ii) the Corporation or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(2)  The individuals who, as of February 15, 2001, are members of the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board of Directors; or, following a Merger which results in a Parent Corporation, the board of directors of the ultimate Parent Corporation; provided, however, that if the election, or nomination for election by the Corporation’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(3)  The consummation of:

(i)  A merger, consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger where:

(A)  the stockholders of the Corporation, immediately before such Merger, own directly or indirectly immediately following such Merger, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the “Surviving Corporation”) if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a “Parent Corporation”), or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

(B)  the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation; and

(C)  no Person other than (1) the Corporation, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Corporation or any Related Entity, or (4) any Person who, immediately prior to such Merger had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation.

(ii)  A complete liquidation or dissolution of the Corporation; or

(iii)  The sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Corporation’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing,

(A)  A Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities if: (1) such acquisition occurs as a result of the acquisition of Shares or Voting Securities by the Corporation which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this subparagraph) as a result of the acquisition of Shares or Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur, or (2) (a) within five business days after a Change in Control would have occurred (but for the operation of this subparagraph), or if the Subject Person acquired Beneficial Ownership of twenty percent (20%) or more of the then outstanding Shares or the combined voting power of the Corporation’s then outstanding Voting Securities inadvertently, then after the Subject Person discovers or is notified by the Corporation that such acquisition would have triggered a Change in Control (but for the operation of this subparagraph), the Subject Person notifies the Board of Directors that it did so inadvertently, and (b) within two business days after such notification, the Subject Person divests itself of a sufficient number of Shares or Voting Securities so that the Subject Person is the Beneficial Owner of less than twenty percent (20%) of the then outstanding Shares or the combined voting power of the Corporation’s then outstanding Voting Securities.

(B)  A Change in Control shall not be deemed to occur if (1) the Shareholder Group (as defined in the Shareholder Agreement) acquires Beneficial Ownership of fifteen percent (15%) or more of the Corporation’s Voting Securities pursuant to the terms of the Shareholder Agreement, by and between WAI, Inc. (now known as ONEOK, Inc.) and Western Resources, Inc. dated as of November 26, 1997 (the “Shareholder Agreement”), until the earlier of (a) the termination of the Shareholder Agreement or (b) the successful consummation of a Buyout Tender Offer as defined in Section 3.6(b) of the Shareholder Agreement, but upon either of such events, the acquisition or existence of such percentage of Beneficial Ownership by Western Resources, Inc. or any of its affiliates shall constitute a Change in Control or (2) the equity securities of the Corporation owned by the Shareholder Group are in any manner restructured with the approval of a majority of the members of the Incumbent Board (excluding Shareholder Nominees, as defined in the Shareholder Agreement).

(b)  Claim:  Any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Corporation or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

(c)  Exchange Act:  The Securities Exchange Act of 1934, as amended.

(d)  Expenses:  Include attorney’s fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

(e)  Indemnifiable Event:  Any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

(f) Potential Change in Control:  Shall be deemed to have occurred if (i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Corporation) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the corporation or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock in the Corporation, who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 9.5 percent (9.5%) or more of the combined voting power of the Corporation’s then outstanding Voting Securities, increases his beneficial ownership of such securities by 5 percent (5%) or more over the percentage so owned by such person on the date hereof; or (iv) the Board of Directors adopts a resolution to the effect that, for the purposes of this Agreement, a Potential Change in Control has occurred.

(g)  Reviewing Party:  Any appropriate person or body consisting of a member or members of the Corporation’s Board of Directors or any other person or body appointed by the Board of Directors (including the special, independent counsel referred to in Section 3) who is not a party to the particular Claim for which Indemnitee is seeking indemnification.

(h)  Shares:  The common stock, par value $.01 per share, of the Corporation and any other securities into which such shares are charged for or for which such shares are exchanged.

(i)  Voting Securities:  Any securities of the Corporation which vote generally in the election of directors.

2.    Basic Indemnification Arrangement.

(a)  In the event Indemnitee was, is or becomes a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Corporation shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Corporation, against any and all expenses, judgments, fines, penalties, and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection or in respect of such expenses, judgments, fines, penalties or amounts paid in settlement) of such claim. If so requested by Indemnitee, the Corporation shall advance (within two (2) business days of such request) any and all Expenses to Indemnitee (an “Expense Advance”).

(b)  Notwithstanding the foregoing, (i) the obligations of the Corporation under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special, independent counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Corporation to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Corporation shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Corporation) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Corporation for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control, the Reviewing Party shall be the special, independent counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the state or domicile of Oklahoma having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Corporation hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Corporation and Indemnitee.

3.    Change in Control.    The Corporation agrees that if there is a Change in Control of the Corporation (other than a Change in Control which has been approved by a majority of the Corporation’s Board of Directors who were directors immediately prior to such Change in Control)

then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Corporate By-law now or hereafter in effect relating to Claims for Indemnifiable Events, the Corporation shall seek legal advice only from special, independent counsel selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Corporation or Indemnitee within the last five (5) years (other than in connection with such matters). Such counsel, among other things, shall render its written opinion to the Corporation and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Corporation agrees to pay the reasonable fees of the special, independent counsel referred to above and fully indemnify such counsel against any and all expense (including attorneys’ fees), claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4.    Establishment of Trust.    In the event of a Potential Change in Control, the Corporation shall, upon written request by Indemnitee, create a Trust for the benefit of the Indemnitee and from time to time upon written request of Indemnitee shall fund such Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party, in any case in which the special, independent counsel referred to above is involved. The terms of the Trust shall provide that upon a Change in Control (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the Trustee shall advance, within two (2) business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the circumstances under which the Indemnitee would be required to reimburse the Corporation under Section 2(b) of this Agreement), (iii) the Trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such Trust shall revert to the Corporation upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement, or that it is no longer anticipated that expenses will be incurred or amounts will be paid in connection with the Indemnifiable Event. The Trustee shall be chosen by the Indemnitee. Nothing in this Section 4 shall relieve the Corporation of any of its obligations under this Agreement.

5.    Indemnification for Additional Expenses.    The Corporation shall indemnify Indemnitee against any and all expenses (including attorneys’ fees) and, if requested by Indemnitee, shall within two (2) business days of such request advance such expenses to Indemnitee which are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Corporation under this Agreement or any other agreement or Corporate By-law now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery as the case may be.

6.    Partial Indemnity, Etc.    If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Corporation to establish that Indemnitee is not so entitled.

7.    Notice by Indemnitee and Defense of Claim.    Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative, or investigative, but the omission so to notify the Corporation will not relieve it from any liability which it may have to Indemnitee if such omission does not prejudice the Corporation’s rights. If such omission does prejudice the Corporation’s rights, the Corporation will be relieved from any liability only to the extent of such prejudice; nor will such omission relieve the Corporation from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any Indemnifiable Event as to which Indemnitee notifies the Corporation of the commencement thereof:

(a)  The Corporation will be entitled to participate therein at its own expense; and

(b)  The Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Corporation shall not be entitled to assume the defense of any Indemnifiable event if there has been a Change in Control or if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee with respect to such Indemnifiable Event. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own counsel in such Indemnifiable Event but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

(i)  The employment of counsel by Indemnitee has been authorized by the Corporation;

(ii)  The Indemnitee shall have reasonably concluded that counsel employed by the Corporation may not adequately represent Indemnitee;

(iii)  The Corporation shall not in fact have employed counsel to assume the defense in such Indemnifiable Event or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence;

in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation.

(c)  The Corporation shall not settle any Indemnifiable Event in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent; provided, however, that Indemnitee will not unreasonably withhold his consent to any proposed settlement.

8.    No Presumption.    For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

9.    Nonexclusivity, Etc.    The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Corporation’s By-laws or the Oklahoma General Corporation Act or otherwise. To the extent that a change in the Oklahoma General Corporation Act (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Corporation’s By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy this Agreement or the greater benefits so afforded by such change.

10.    Liability Insurance.    To the extent the Corporation maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms to the maximum extent of the coverage under such policy or policies in effect for any other Corporation director or officer.

11.    Amendments, Etc.    No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

12.    Subrogation.    In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recover of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

13.    No Duplication of Payments.    The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

14.    Binding Effect, Etc.    This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Corporation, spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Corporation or of any other enterprise at the Corporation’s request.

15.    Severability.    The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

16.    Governing Law.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oklahoma applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

ONEOK,Inc.

By
David Kyle, Chairman, Chief Executive Officer and President

Name (Indemnitee)